SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON DC  20549

                                   FORM 8-K


               Current Report Pursuant to Section 13 or 15(d) of
                     The Securities Exchange Act of 1934




                               January 12, 2004
                       ---------------------------------
                       (Date of earliest event reported)




                     Bion Environmental Technologies, Inc.
            ------------------------------------------------------
            (Exact Name of Registrant as Specified in its Charter)




         Colorado                  001-31437               84-1176672
   ------------------------    ---------------------    -------------------
   (State of Incorporation)    (Commission File No.)     (I.R.S. Employer
                                                         Identification No.)




             1775 Summitview Way, P.O. Box 566, Crestone, CO  81131
             ------------------------------------------------------
             (Address and Zip Code of Principal Executive Offices)




       Registrant's telephone number including area code: (212) 758-6622



















ITEM 5.  OTHER EVENTS

TEXAS INSTALLATION

     On January 12, 2004, Bion Dairy Corporation ('Dairy'), our wholly owned subsidiary, released a preliminary report on our Texas second generation Bion Nutrient Management System ('NMS') dairy test/demonstration installation. The report indicates that the NMS system, based on independent laboratory data, has converted approximately 95% of the phosphorus in the dairy installation's waste stream from soluble to particulate form while reducing the soluble nitrogen in the dairy's effluent to less than 20% of the initial load of nitrogen. See Exhibit 10.1 hereto.

     We intend to continue operation of the demonstration NMS system during this calendar year to allow for third party validation of the nutrient data (to be completed by Spring 2004) and anticipate that a module will be added to demonstrate the nature and quantities of atmospheric emissions from the Bion NMS. We anticipate that this work will be completed at the Texas site during Spring/Summer 2004. During late November/early December 2003, Dairy made final adjustments to this second generation NMS (including installation and operation of appropriate aeration and repair of screening units) on the Devries Dairy in Texas (which milks approximately 1250 cows). Dairy conducted a sampling/testing program over the following month with all samples evaluated by Midwest Labs, an independent testing laboratory. The data in the preliminary report is from this testing program.

     Initial start-up of this NMS installation occurred during July 2003. The biology of this installation matured during the Fall of 2003 and the installation was then modified to optimize performance. The purpose of this installation is to demonstrate the capacity of our second generation NMS to convert nutrients from soluble to particulate form so that they can be removed from the dairy waste stream. We consider the success of this system at the Devries Dairy in Texas to be extremely important in demonstrating the effectiveness of the Bion NMS and essential for the Company's survival and success.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

     The following documents are filed as exhibits to this Form 8-K:

     Exhibit No.   Description

         10.1      Preliminary Report dated January 12, 2004


                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    BION ENVIRONMENTAL TECHNOLOGIES, INC.


Date: January 14, 2004              By: /s/ Mark A. Smith
                                        -----------------------------------
                                        Mark A. Smith, President


                                       2